Exhibit 10.2

FIRST AMENDMENT TO SUPPLY AGREEMENT

This first amendment (“First Amendment”) to the Supply Agreement by and between MannKind Corporation (“MannKind”) and Amphastar France Pharmaceuticals S.A.S. (“AFP”), dated July 31, 2014 (the “Agreement”), is hereby made as of the 31st day of October, 2014, by and between MannKind on the one hand, and on the other hand, AFP and Amphastar Pharmaceuticals, Inc., a Delaware Corporation, having its principal office and place of business at 11570 6th Street, Rancho Cucamonga, CA 91730 (“Amphastar”).

RECITALS:

WHEREAS, MannKind and AFP entered into the Agreement pursuant to which AFP is to manufacture and supply the Product to MannKind, and MannKind is to purchase certain minimum quantities of the Product;

WHEREAS MannKind and AFP, together with Amphastar, the parent company of AFP, have determined it to be mutually beneficial to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, MannKind and AFP, together with Amphastar, hereby agree to amend the Agreement as follows:

1.    Definitions.  Unless otherwise defined herein, each of the capitalized terms used in this First Amendment shall have the definition and meaning ascribed to it in the Agreement.

2.    Amendments to the Agreement.

2.1        All references to “AFP” in the Agreement are replaced with “Amphastar.”  For avoidance of doubt, Amphastar shall replace AFP as a party to the Agreement, and AFP shall no longer be a party to the Agreement.

2.2        For avoidance of doubt, Amphastar shall assume all of AFP’s rights and obligations under the Agreement.

2.3        With respect to Amphastar’s obligations under the Agreement, Amphastar either shall perform, or shall cause AFP to perform, all such obligations under the Agreement.

2.4        Section 4.4 of the Agreement is amended and replaced in its entirety with the following:

“4.4           Audits.               Upon MannKind’s written request to Amphastar, which shall be not less than thirty (30) days in advance, MannKind, or a mutually agreed upon independent third party representative on behalf of MannKind’s licensee(s) identified in such a written request (“Licensee’s Representative”), shall have the right to visit Amphastar’s facility located at Usine Saint Charles, 60590 Eragny-sur-Epte, France, during normal business hours to review and inspect Amphastar’s manufacturing operations and quality systems related to the Product and to discuss any related issues with Amphastar’s manufacturing and management personnel.  Such audits of Amphastar shall not exceed one (1) time per calendar year for MannKind and shall not exceed one (1) time per calendar year for MannKind’s Licensee’s Representative.  For the avoidance of doubt, only two (2) audits in total are allowed per calendar year.  MannKind, or the Licensee’s Representative will be entitled to perform additional audits, upon shorter notice, if Non-conforming Products are produced by Amphastar or complaints or other inquiries by regulatory authorities relating to the Products produced hereunder are received by either Party, or for any additional reasons where good cause is articulated in writing by MannKind.

2.5        The following sentence in section 6.1 of the Agreement:

“All amounts due under this § 6.1 shall be due and payable by MannKind to AFP in EUR in accordance with § 6.2.”

is amended and replaced in its entirety with the following:

“All amounts due under this § 6.1 shall be due and payable by MannKind to Amphastar in U.S. dollars, and the conversion of the Purchase Price from euros (EUR) to U.S. dollars shall be made using the exchange rate at the close (Eastern time) of the last business day immediately prior to the shipment date, as reported by the Bloomberg Currency Spot Exchange Rate (http://www.bloomberg.com/quote/EURUSD:CUR), and otherwise in accordance with § 6.2.”

2.6        Section 11.1 of the Agreement is amended by adding the following sentence at the end of section 11.1:  “MannKind’s obligations under this section 11.1 shall apply to Confidential Information MannKind receives from Amphastar or Amphastar’s Affiliates.”

3.    Final Agreement.

From and after the execution of this First Amendment, all references in the Agreement (or in the First Amendment) to “this Agreement,” “hereof,” “herein,” “hereto,” and similar words or phrases shall mean and refer to the Agreement as amended by this First Amendment.  The Agreement as amended by this First Amendment constitutes the entire agreement by and between the Parties as to the subject matter hereof.  Except as expressly modified by this First Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of MannKind, AFP, and Amphastar has caused this First Amendment to be executed by their duly authorized officers.

MannKind Corporation

By: /s/ Kathleen M. Farley
Name: Kathleen M. Farley
Title: V.P. Strategic Operations

Amphastar France Pharmaceuticals S.A.S.

By: /s/ Franck Vitali
Name: Franck Vitali
Title: Plant Manager

Amphastar Pharmaceuticals, Inc.

By: /s/ Jason Shandell
Name: Jason Shandell
Title: President